EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL ACCOUNTING OFFICER PURSUANT TO 18 U.S.C.
SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Sukhmanjit Singh, President and Chief Executive Officer of Mikrocoze Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the annual report on Form 10-K of Mikrocoze Inc. for the fiscal year ended November 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mikrocoze Inc.

Mikrocoze Inc.

Dated: March 2, 2020	By:	/s/ Sukhmanjit Singh.
Sukhmanjit Singh President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer